UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Lydall, Inc.

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NOTICE OF ANNUAL MEETING

To Be Held April 22, 2004

To:    The Owners of Lydall, Inc. Common Stock

The Annual Meeting of Stockholders of Lydall, Inc. will be held in The Autorino Great Hall of The Bushnell Center for the Performing Arts, 166 Capitol Avenue, Hartford, Connecticut on Thursday, April 22, 2004 at 11:00 a.m. Validation for parking will be available to stockholders who park in the ProPark parking lot located at the intersection of West and Elm Streets. Directions to the parking lot can be found at www.lydall.com. The purposes of the meeting are:

1.	To elect ten Directors to serve until the next Annual Meeting of Stockholders to be held in 2005;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year 2004; and

3.	To transact any other business that may properly come before the meeting.

The following pages contain the proxy statement relating to the meeting. Please be sure to complete, date, sign and return the enclosed proxy card, or to vote promptly by telephone or over the Internet, to ensure that your shares will be voted.

The Board of Directors urges you to vote promptly. All stockholders are invited to attend the meeting, and your right to vote in person will not be affected if you mail your proxy.

YOUR VOTE IS IMPORTANT.

Sincerely,

/s/    Mary A. Tremblay

Mary A. Tremblay

Vice President, General Counsel and Secretary

Manchester, CT

March 12, 2004

Proxy Statement

GENERAL

This proxy statement of Lydall, Inc. (“Lydall” or the “Company”), a Delaware corporation, is being mailed or otherwise furnished to stockholders on or about March 12, 2004 in connection with the solicitation by the Board of Directors of Lydall of proxies to be voted at the Annual Meeting of Stockholders. The Annual Meeting will be held on Thursday, April 22, 2004 at 11:00 a.m. in The Autorino Great Hall of The Bushnell Center for the Performing Arts located at 166 Capitol Avenue in Hartford, Connecticut.

Enclosed with this proxy statement and Notice of Annual Meeting is a proxy card on which the Board of Directors requests that you vote in favor of: (i) the election of all nominees for Director of the Company to serve until the next Annual Meeting of Stockholders to be held in 2005 and (ii) the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors.

You may vote by mail, by telephone, over the Internet or in person. To vote by mail, please complete, sign and mail the proxy card in the enclosed prepaid envelope. To vote by telephone or over the Internet, please follow the instructions on the enclosed proxy card. If you vote by telephone or over the Internet, it is not necessary to mail your proxy card. If you wish to vote in person, written ballots will be available at the meeting. However, if your shares are held in street name (i.e., in a brokerage account), you must request a proxy from your broker in order to vote at the meeting.

We would appreciate the return of your completed proxy card, or your vote by telephone or over the Internet, as soon as possible for use at the Annual Meeting or at any adjournments of the Annual Meeting. Properly executed proxies received by Lydall’s Secretary before the meeting will be voted as directed unless revoked. A proxy may be revoked at any time before it is exercised by: (a) notifying Lydall’s Secretary in writing; (b) delivering a proxy with a later date; or (c) attending the meeting and voting in person.

Unless you indicate on your proxy otherwise, shares represented by proxies properly signed and returned to the Company will be voted “FOR” the nominees for the Board of Directors named in the proxy and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors.

Under the applicable provisions of the Company’s Bylaws, the presence, either in person or by proxy, of the holders of a majority of the shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

The election of Directors requires the affirmative vote of a plurality of the votes cast by the holders of shares who are present in person or represented by proxy at the Annual Meeting and are entitled to vote on the matter. With respect to all other matters, including ratification of the independent auditors, the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote shall be the act of the stockholders. If, however, the question is one upon which, by express provision of an applicable statute, the Certificate of Incorporation or the Bylaws of the Company, a different vote is required, such express provision shall govern.

For purposes of determining the number of votes cast with respect to the election of Directors, only those votes cast “FOR all nominees,” “WITHHELD from all nominees,” specifying that votes be withheld from one or more designated nominees, or providing the designated proxies with the right to vote in their discretion, are counted. Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum, but will not be considered as votes cast in determining whether a matter has been approved by stockholders. Abstentions, therefore, will not have any effect on the outcome of the voting for the election of Directors. If a broker, other holder of record, or nominee indicates on a proxy that it does not have authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. As a result, these so-called “broker non-votes” will not have any effect on the outcome of the voting for the election of Directors.

All costs of solicitation of proxies will be borne by the Company. Lydall has engaged the services of the outside proxy solicitation firm of Georgeson Shareholder Communications Inc. in the interest of increasing the number of shares represented at the meeting. The anticipated cost of the engagement is approximately $7,500 plus reasonable out-of-pocket expenses. The contract provides for consultation regarding the written solicitation materials, as well as written and other personal solicitation of proxies. Other costs anticipated are those ordinarily incurred in connection with the preparation and mailing of proxy material. In addition to solicitations by mail and by the outside soliciting firm, the Company’s Directors, officers and other employees, without additional remuneration, may solicit proxies by telephone and in person.

Only holders of record of Lydall’s common stock, par value $.10 per share (“Common Stock”), at the close of business on February 26, 2004 (the “Record Date”) are entitled to vote at the meeting. On that date, there were 16,226,443 shares of Common Stock outstanding, the holders of which are entitled to one vote per share.

ELECTION OF LYDALL DIRECTORS

The Corporate Governance Committee of the Board of Directors has selected Mr. Lee A. Asseo, Ms. Kathleen Burdett, Messrs. W. Leslie Duffy, Matthew T. Farrell, David Freeman, Ms. Suzanne Hammett, Messrs. Christopher R. Skomorowski, S. Carl Soderstrom, Jr., Elliott F. Whitely and Roger M. Widmann as nominees for election as Directors of the Company for a term of one year, until the next Annual Meeting. Each nominee, other than Mr. Asseo, is currently serving as a Director.

The only nominees for Director who are current employees of the Company are the President and Chief Executive Officer, David Freeman and the Executive Vice President and Chief Operating Officer, Christopher R. Skomorowski. The Company intends to maintain its Board with a majority of independent Directors.

Under the Certificate of Incorporation of the Company, the Board of Directors is empowered to establish the number of directorships between three and fifteen. The Board of Directors has currently fixed the number of directorships at ten for the period beginning with the 2004 Annual Meeting. As of the Record Date, there were no vacancies.

Additional nominations for Director may be made from the floor by stockholders who have complied fully with the advance notice procedures set forth in the Bylaws of the Company. See “Stockholder Proposals and Nominations for Director” below. It is the intention of the proxy committee to vote only for the Director nominees described below in this proxy statement. Proxies cannot be voted for a greater number of persons than the number of nominees named.

All nominees have indicated that they are willing and able to serve as Directors if elected. Should any of such nominees become unable or unwilling to serve, the proxy committee intends to vote for the replacement or replacements selected by the Corporate Governance Committee of the Board of Directors.

The Board of Directors recommends that stockholders vote FOR the election of nominees referred to in this section.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The firm of PricewaterhouseCoopers LLP has audited the consolidated financial statements of Lydall for several years, and the Board of Directors desires to continue the services of this firm for the current fiscal year. The Audit Review Committee has therefore appointed PricewaterhouseCoopers LLP to serve as independent auditors to conduct an audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2004. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if they desire to do so, and are expected to be available to respond to appropriate questions.

Appointment of the Company’s independent auditors is not required to be submitted to a vote of the stockholders of the Company for ratification. However, the Audit Review Committee has recommended that the Board of Directors submit this matter to the stockholders as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Review Committee will reconsider whether to retain PricewaterhouseCoopers LLP, and may retain that firm, or another, without resubmitting the matter to the Company’s stockholders. Even if the appointment is ratified, the Audit Review Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.

The Board of Directors recommends that stockholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year 2004.

Principal Fees and Services

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual consolidated financial statements for the fiscal years ended December 31, 2003 and December 31, 2002, and fees for other services rendered by PricewaterhouseCoopers LLP during those periods:

Fee Category:	Fiscal 2003	% of Total	Fiscal 2002	% of Total

Audit fees	$498,921	59.6%	$649,067	55.0%

Audit-related fees	47,425	5.7%	22,580	1.9%

Tax fees	279,439	33.4%	504,335	42.8%

All other fees	11,500	1.4%	3,330.3%

Total Fees	$837,285	100%	$1,179,312	100%

Audit fees are related to services rendered in connection with the annual audit of the Company’s consolidated financial statements, the quarterly reviews of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q and European and Asian statutory audits. All of the work was performed by full-time, permanent employees of PricewaterhouseCoopers LLP. Audit-related fees consisted primarily of fees for audits of the financial statements of the Company’s defined contribution employee benefit plans in 2002. In 2003, it also includes Sarbanes-Oxley preparation assistance. Tax fees consisted primarily of tax compliance and advisory services. These services consisted of fees billed for professional services related to federal, state, local and international tax compliance. All other fees were for insignificant miscellaneous services. No portion of these fees related to financial information or operational system design or implementation services.

All of the 2003 services described above were approved by the Audit Review Committee pursuant to the SEC rules that require audit committee pre-approval of audit and non-audit services provided by the Company’s independent auditors, to the extent that the SEC rules were applicable during fiscal year 2003. On an ongoing basis, management communicates specific projects and categories of services for which advance approval of the Audit Review Committee is required. The Audit Review Committee reviews these requests and advises management and the independent auditors if the Audit Review Committee pre-approves the engagement of the independent auditors for such projects and services. On a periodic basis, the independent auditors report to the Audit Review Committee the actual spending for such projects and services compared to the approved amounts. The Audit Review Committee may delegate the ability to pre-approve audit and permitted non-audit services to a sub-committee of the Audit Review Committee, provided that any such pre-approvals are reported at the next Audit Review Committee meeting.

The Audit Review Committee has considered whether the provision of all other services by PricewaterhouseCoopers LLP is compatible with maintaining that firm’s independence and has concluded that PricewaterhouseCoopers LLP is independent.

BOARD OF DIRECTORS

Nominees for election at the April 22, 2004 Annual Meeting to serve until the 2005 Annual Meeting, a term of one year:

Lee A. Asseo, 66, is a retired Chairman of the Board and Chief Executive Officer of The Whiting Company, a manufacturer of synthetic fibers for the brush industry, which he joined in 1983. Mr. Asseo retired from The Whiting Company in 1996. He previously served as a Lydall Director from 1985 through May 2003.

Kathleen Burdett, 48, was the Vice President and Chief Financial Officer of the former Dexter Corporation until its merger with Invitrogen Corporation in 2000, after which she served as a consultant to Invitrogen through 2002. Ms. Burdett was a member of the Board of Directors of Life Technologies, Inc. from 1995 through 2000 where she chaired the Audit Committee and served as a member of the Executive and Compensation Committees. Ms. Burdett was appointed to the Lydall, Inc. Board of Directors in June 2003. Ms. Burdett serves on the Audit Review Committee.

W. Leslie Duffy, 64, is a partner in the law firm of Cahill Gordon & Reindel LLP. He has been with that firm since 1965. He has been a Lydall Director since 1992. Mr. Duffy serves as Chairman of the Corporate Governance Committee and a member of the Compensation and Stock Option Committee. He also served as a member of the Pension Committee until it was dissolved.

Matthew T. Farrell, 47, is the Executive Vice President and Chief Financial Officer of Alpharma Inc., a specialty pharmaceutical company, which he joined in 2002. Mr. Farrell began his career with KPMG Peat Marwick LLP. He was named an audit partner in 1989. He joined AlliedSignal in 1994 as Director, Corporate Audit, and in 1996, he was appointed Chief Financial Officer of the Specialty Chemicals business. In 2000, Mr. Farrell joined Ingersoll-Rand as Vice President, Investor Relations and Communications and was a member of Ingersoll-Rand’s enterprise leadership team. He was appointed to the Lydall, Inc. Board of Directors in August 2003. Mr. Farrell serves on the Audit Review Committee.

David Freeman, 59, is the President and Chief Executive Officer of Lydall, a position he assumed on July 1, 2003. Prior to joining Lydall’s management, he was a Professor of International Business at Central Connecticut State University. He is also a retired Chairman and Chief Executive Officer of Loctite Corporation, which he joined in 1974. Mr. Freeman retired from Loctite in 2000. In 2003, Mr. Freeman became a director of National Grange Mutual, an insurance company. He became a Lydall Director in 1998 and, prior to July 1, 2003, served as Chairman of the Corporate Governance Committee and as a member of the Pension Committee until its dissolution.

Suzanne Hammett, 48, is a former Executive Vice President for J.P. Morgan Chase & Co. During her 26-year career with J.P. Morgan Chase & Co., she held numerous positions within the investment bank including Head of the Credit Risk Portfolio. Most recently, she was Head of Credit Risk Policy for that firm. Ms. Hammett became a Lydall Director in 2000. She serves as a member of the Compensation and Stock Option Committee and the Audit Review Committee.

Christopher R. Skomorowski, 50, is the Executive Vice President and Chief Operating Officer of Lydall, a position he has held since July 1, 2003. Prior to becoming Chief Operating Officer, he served as President and Chief Executive Officer from December 1998. He has held a variety of management positions in both finance and marketing since joining Lydall in 1979. Prior to becoming CEO, Mr. Skomorowski was President of Lydall Westex, a position he had held since 1991. He served as a rotating senior management Director from 1994 to 1995 and then became a non-rotating member in 1998.

S. Carl Soderstrom, Jr., 50, is the Senior Vice President and Chief Financial Officer of ArvinMeritor, Inc., and has been with that company since 1986. He has also held several senior management positions in engineering, quality, and procurement. Prior to joining ArvinMeritor, Mr. Soderstrom was with General Electric Company and the ALCO Controls division of Emerson Electric. He was appointed to the Board in June 2003. Mr. Soderstrom serves on the Audit Review Committee and the Corporate Governance Committee.

Elliott F. Whitely, 60, is a retired President of Lydall Technical Papers, a position he held from 1987 through 1997. Mr. Whitely joined Lydall Technical Papers in 1974 and later served as its Vice President of Development and Technology until he became its President. He served as a rotating senior management Director from 1993 to 1994 and 1996 to 1997. He joined the Board as a non-rotating member in 1998. Mr. Whitely serves on the Corporate Governance Committee.

Roger M. Widmann, 64, was elected Chairman of the Board on December 29, 1998 and was a Principal of Tanner & Co., Inc., an investment banking firm, from 1997 through 2003. He is currently a Senior Advisor to that firm. Formerly, Mr. Widmann was Senior Managing Director, Corporate Finance, of Chemical Securities, Inc. He joined Chemical Bank (now J.P. Morgan Chase & Co.) in May 1986. Prior to that, he had been a founder and Managing Director of First Reserve Corporation, an energy investment and finance firm, since 1981. Mr. Widmann serves as a director of Cedar Shopping Centers, Inc. and Paxar Corporation, and has been a Lydall Director since 1974. Mr. Widmann serves as Chairman of the Compensation and Stock Option Committee.

CORPORATE GOVERNANCE

Pursuant to the Delaware General Corporation Law and the Company’s bylaws, the Company’s business, property and affairs are managed by or under the direction of the Board of Directors. Members of the Board are kept informed of the Company’s business through discussions with the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. We currently have ten members of the Board.

The Board has three standing committees1:

•	The Audit Review Committee, the members of which are: Samuel P. Cooley (Chair), Kathleen Burdett, Matthew T. Farrell, Suzanne Hammett and S. Carl Soderstrom, Jr.;

•	The Compensation and Stock Option Committee, the members of which are: Roger M. Widmann (Chair), W. Leslie Duffy and Suzanne Hammett; and

•	The Corporate Governance Committee, the members of which are: W. Leslie Duffy (Chair), Samuel P. Cooley, S. Carl Soderstrom, Jr. and Elliott F. Whitely.

The Board has determined that all of the non-employee Directors, including all of those who serve on these committees, are “independent” for purposes of Section 303A of the Listed Company Manual of the New York Stock Exchange (“NYSE”), and that the members of the Audit Review Committee are also “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934. On December 11, 2003, the Board adopted categorical independence standards which are stated in the Company’s Corporate Governance Guidelines (see www.lydall.com). The Board has determined that each non-employee Director meets those standards. The Board based these determinations primarily on a review of the responses of the Directors and executive officers to questions regarding employment and compensation history, affiliations, family and other relationships and on discussions with the Directors.

The Board has adopted a charter for each of the three standing committees and corporate governance guidelines that address the make-up and functioning of the Board. The revised Audit Review Committee charter is attached as Appendix A. The Board has also adopted a code of conduct that applies to all of our employees, officers and Directors. You can find links to these materials on our website at: http://www.lydall.com.

[1]	The Pension Committee was dissolved in May 2003.

During fiscal 2003, the Board held eight meetings. The Audit Review Committee held 8 meetings, the Compensation and Stock Option Committee held 6 meetings and acted by unanimous consent on 2 occasions, the Pension Committee held no meetings prior to its dissolution on May 8, 2003, and the Corporate Governance Committee held 4 meetings. None of the Directors attended fewer than 75% of the total number of meetings of the Board of Directors and the Board committees of which he or she was a member during fiscal 2003. At least quarterly, the non-management Directors meet in private session without members of management present. These sessions are presided over by Chairman Widmann.

A Board meeting is scheduled in conjunction with the Company’s Annual Meeting of Stockholders and we expect all of the Directors to attend the Annual Meeting of Stockholders.

Audit Review Committee

The Audit Review Committee focuses its efforts on the following three areas:

•	The adequacy of the Company’s internal controls and financial reporting process and the integrity of the Company’s financial statements;

•	The performance of the Company’s internal audit function and the qualifications, independence and performance of the Company’s independent auditors; and

•	The Company’s compliance with legal and regulatory requirements.

The committee meets periodically with management to consider the adequacy of the Company’s internal controls and the financial reporting process. It also discusses these matters with the Company’s independent auditors and with appropriate Company financial personnel. The committee reviews the Company’s financial statements and discusses them with management and the independent auditors before those financial statements are filed with the Securities and Exchange Commission.

The committee regularly meets privately with the independent auditors, has the sole authority to retain and dismiss the independent auditors and periodically reviews their performance and independence from management. The independent auditors have unrestricted access to, and report directly to, the committee.

Audit Committee Financial Expert.    The Board has determined that each of the members of the committee is an “audit committee financial expert,” as that term is defined in Item 401(h) of Regulation S-K, and “independent” for purposes of current and recently-adopted New York Stock Exchange listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934.

Corporate Governance Committee

The Corporate Governance Committee, which also functions as a nominating committee: (i) considers stockholder proposed nominees for Director. See “Stockholder Proposals and Nominations for Director” below; (ii) reviews the composition of the Board to determine qualifications and expertise needed; (iii) identifies and selects prospective nominees for Director; (iv) periodically reviews the Company’s corporate governance guidelines; (v) periodically reviews the performance of the Board and its members and makes recommendations to the Board concerning the number, function and composition of the Board’s committees; and (vi) makes recommendations to the Board from time to time as to matters of corporate governance.

The Board believes that it should be comprised of Directors with varied, complementary backgrounds, and that Directors should, at a minimum, have expertise that may be useful to the Company. Directors should also possess the highest ethical standing and proven integrity and should be willing and able to devote the required amount of time to the Company’s business. When considering candidates for Director, the committee takes into account a number of factors, including the following criteria approved by the Board: (i) whether the candidate is independent from management under the NYSE independence requirements and the independence standards adopted by the Board; (ii) whether the candidate has skills and expertise needed by the Board; (iii) whether the candidate has demonstrated ability and sound judgment; (iv) what the candidate’s prior experience as a corporate director with public and/or manufacturing companies is; (v) what the candidate’s existing time commitments and obligations are; (vi) what the candidate’s relevant financial expertise is, if the candidate would serve on the Audit Review Committee; and (vii) the size and composition of the existing Board.

The committee will consider candidates for Director suggested by stockholders, applying the criteria for candidates described above and considering the additional information referred to below. Stockholders wishing to suggest a candidate for Director should write to our Corporate Secretary at the address set forth below and include:

•	A statement that the writer is a stockholder and is proposing a candidate for consideration by the committee;

•	The name and contact information of the candidate;

•	A statement of the candidate’s business and educational experience;

•	Information regarding each of the factors listed above, other than the factor regarding Board size and composition, sufficient to enable the committee to evaluate the candidate;

•	A statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company;

•	Detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	A statement that the candidate is willing to be considered and willing to serve as a Director if nominated and elected.

Before nominating a current Director for re-election at an Annual Meeting, the committee will consider the Director’s performance on the Board and whether the Director’s re-election would be consistent with the Company’s corporate governance guidelines.

When seeking candidates for Director, the committee may solicit suggestions from incumbent Directors, management or others. In some cases the committee has employed a search firm to identify appropriate candidates and perform screening interviews and reference checks for candidates. After conducting an initial evaluation of a candidate, the committee will interview that candidate if it believes the candidate might be suitable to be a Director. The committee may also ask the candidate to meet with management. If the committee believes a candidate would be a valuable addition to the Board, it will discuss with the Board that candidate’s selection.

Messrs. Farrell and Soderstrom were recommended to the committee by a third-party search firm. Mr. Asseo and Ms. Burdett were recommended by non-management Directors. Under the Company’s bylaws, nominations for Director may be made only by or at the direction of the Board of Directors, or by a stockholder of record who delivers written notice, along with the additional information and materials required by the bylaws, to the Company’s Corporate Secretary. This notice must be delivered not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s Annual Meeting. For the Company’s Annual Meeting in the year 2005, we must receive this notice on or after January 22, 2005, and on or before February 21, 2005. You can obtain a copy of the full text of the bylaw provision by writing to the Corporate Secretary, One Colonial Road, P.O. Box 151, Manchester CT 06045-0151.

Compensation and Stock Option Committee

The Compensation and Stock Option Committee: (i) reviews the executive compensation of senior officers of the Company; (ii) approves various contracts with officers; and (iii) approves the granting of restricted stock awards, stock options and stock awards to key employees pursuant to the Company’s equity and compensation plans. See “Compensation and Stock Option Committee Report on Executive Compensation” below.

DIRECTOR COMPENSATION

During 2003, outside Directors were paid $1,000 for each meeting of the Board of Directors attended, as well as $1,000 for any committee meeting held on a day other than the day on which a Board meeting was held. In addition, in accordance with the Lydall 2003 Stock Incentive Compensation Plan (“2003 Plan”), each outside Director received an automatic grant of nonqualified stock options covering the lesser of 3,000 shares of Common Stock, or a number of shares of Common Stock having an aggregate fair market value on the date of grant equal to $33,333 (3,000 shares) on May 8, 2003.

Under the 2003 Plan, outside Directors first being elected to the Board will receive an automatic grant of nonqualified stock options covering the lesser of (i) 9,000 shares of Common Stock or (ii) a number of shares of Common Stock having an aggregate fair market value on the date of grant equal to $100,000. In addition, on each Annual Meeting date, there will be an automatic grant of nonqualified stock options to each outside Director covering the lesser of (i) 3,000 shares of Common Stock or (ii) a number of shares of Common Stock having an aggregate fair market value on the date of grant equal to $33,333.

In addition to the foregoing, each outside Director receives a $24,000 retainer paid in the form of unrestricted shares of Common Stock, 50 percent on June 30 and 50 percent on December 31 of each year. The Audit Review Committee members each receive a cash retainer of $5,000, and the Chairman of that committee receives an additional cash retainer of $4,000 for a total of $9,000. This is to reflect the added responsibilities of this committee in complying with the Sarbanes-Oxley Act and New York Stock Exchange rules. The Audit Review Committee retainers are paid 50 percent on June 30 and 50 percent on December 31 of each year.

From 1991 through 1996, the Company maintained a Deferred Compensation Plan for outside Directors and the Chairman of the Board (the “Deferred Compensation Plan”). The Deferred Compensation Plan was discontinued in 1996, and no further benefits will accrue thereunder. All Directors who participated in this plan will receive a lump-sum cash payment upon the later of the date they cease to serve as a Director or their attaining 62 years of age. For each of those Directors, the total amount of the payment will be equal to $3,000 for each full or partial calendar year of service as a Director completed prior to January 1, 1991, plus $6,000 for each full or partial calendar year of service as a Director completed after December 31, 1990 through December 31, 1996. During 2003, payments of $54,000 and $78,000, respectively, were made to Messrs. Asseo and Albert E. Wolf upon their retirement from the Board. All benefits are fully vested. Under the 2003 Plan, there is an automatic grant each year on the date of the Annual Meeting of a nonqualified stock option covering 325 shares of Common Stock to each outside Director of the Company in lieu of any further accruals under the Deferred Compensation Plan.

During 2003, Director Roger M. Widmann received $120,000 in cash compensation for his services as Chairman of the Board.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

Stockholders of Lydall who want to communicate with the Board or any Director may write to:

Lydall, Inc.

One Colonial Road

P.O. Box 151

Manchester, CT 06045-0151

Attention: Board of Directors

Stockholders may also contact the Chairman of the Board by e-mail at: chairman@lydall.com.

REPORT OF THE AUDIT REVIEW COMMITTEE

The Audit Review Committee operates under a written Charter adopted and approved by the Board. The Charter, which sets out the functions the committee is to perform, was reviewed and revised in December 2003 and is attached to this proxy statement as Appendix A.

During 2003, all Directors who served on the committee were “independent” for purposes of the New York Stock Exchange’s listing standards. The Board of Directors has determined that none of the committee members have a relationship with the Company that may interfere with his/her independence from the Company and its management, and that each member is an “audit committee financial expert” as defined by the Securities and Exchange Commission.

Periodically, the committee meets with management to consider the adequacy of the Company’s internal controls and the objectivity and appropriateness of its financial reporting. The committee also discusses these matters with PricewaterhouseCoopers LLP, the Company’s independent auditors, appropriate Company financial personnel, and internal auditors, both separately and jointly. Independent and internal auditors of the Company have unrestricted access to the Audit Review Committee.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls. The independent auditors audit the annual financial statements prepared by management; express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the company in conformity with accounting principles generally accepted in the United States of America; and discuss with the committee the Company’s significant accounting policies, accounting estimates and management judgments reflected in the financial statements, audit adjustments arising from the audit, and other matters in accordance with Statement on Auditing Standards No. 61, “Communications with the Audit Committee.”

This year, the Audit Review Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2003, and met with both management and PricewaterhouseCoopers LLP to discuss those financial statements. Management has represented, and PricewaterhouseCoopers LLP has confirmed, to the committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and are free of material misstatement.

The committee has received from, and discussed with, PricewaterhouseCoopers LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees,” relating to that firm’s independence from the Company.

Based on these reviews and discussions, the committee has recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

Samuel P. Cooley, Chairman

Kathleen Burdett

Matthew T. Farrell

Suzanne Hammett

S. Carl Soderstrom, Jr.

SECURITIES OWNERSHIP OF DIRECTORS, CERTAIN

OFFICERS AND 5 PERCENT BENEFICIAL OWNERS

The following table lists, to the Company’s knowledge, the ownership of Common Stock and the nature of such ownership for: (a) each nominee for Director, (b) each Director not standing for election, (c) each current or former officer named in the Summary Compensation Table who is not reported under (a), (d) all current executive officers and Directors of Lydall as a group, and (e) each person who beneficially owns in excess of 5 percent of the outstanding shares of Common Stock. Unless otherwise noted, each holder has sole voting and dispositive power with respect to the shares listed. Except as otherwise indicated, all information is given as of March 1, 2004.

	Common Stock Beneficially Owned					Percent of Class(2)

Name	Direct		Indirect	Exercisable(1)	Total

(a)
L.A. Asseo	43,106		1,000	1,516	45,622	*

K. Burdett	2,300		—	0	2,300	*

W.L. Duffy	14,406		—	16,466	30,872	*

M.T. Farrell	1,178		—	0	1,178	*

D. Freeman	116,882		—	19,482	136,364	*

S. Hammett	5,445		—	11,213	16,658	*

C.R. Skomorowski	77,889		7,500	196,523	281,912	1.7

S. Carl Soderstrom, Jr.	2,300		—	0	2,300	*

E.F. Whitely	55,923		—	15,957	71,880	*

R.M. Widmann	92,242		450	88,966	181,658	1.1

(b)
S.P. Cooley	12,406		—	16,466	28,872	*

(c)
B.W. Franks, Jr.	8,506		—	54,375	62,881	*

R.S. Grupinski, Jr.	0		—	65,750	65,750	*

K.G. Lynch	15,125		—	69,750	84,875	*

J.M. Posa	956		—	17,000	17,956	*

(d)
Current Directors and Executive Officers as a Group (18 persons)	489,499		8,950	700,414	1,198,863	7.4

(e)

T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	1,469,400	(3)				9.0

Goldman Sachs Asset Management, L.P. 32 Old Slip New York, NY 10005	1,443,639	(4)				8.9

Wellington Management Company, LLP 75 State Street Boston, MA 02109	1,250,000	(5)				7.7

Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	1,103,680	(6)				6.8

(1)	Exercisable under the Company’s stock incentive compensation plans.
(2)	* Indicates that the Director/Officer owns less than one percent of the outstanding shares of Common Stock.
(3)	As reported in Schedule 13G filed with the Securities and Exchange Commission on February 5, 2004. These securities are owned by various individual and institutional investors [including the T. Rowe Price Small-Cap Value Fund, Inc. which owns 1,246,600 shares, representing 7.7% of the shares outstanding] for which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact the beneficial owner of such securities.
(4)	As reported in Schedule 13G filed with the Securities and Exchange Commission on February 12, 2004.
(5)	As reported in Schedule 13G filed with the Securities and Exchange Commission on February 12, 2004.
(6)	As reported in Schedule 13G filed with the Securities and Exchange Commission on February 6, 2004.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

Based on proposals by management, the Compensation and Stock Option Committee (the “Committee”) approves the compensation levels of Lydall’s senior executives. The Committee also administers the Company’s Economic Value Added (“EVA”) cash bonus program and the Company’s stock incentive compensation plans.

All decisions by the Committee relating to the compensation of the Company’s senior executives are reviewed by the full Board of Directors, including decisions about awards under the Company’s stock-based compensation plans.

The Committee is guided by the following principles in determining the compensation level of the Chief Executive Officer as well as of the other senior executives, including those named in the Summary Compensation Table.

PHILOSOPHY

Lydall links its executive compensation to the long-term goals and strategy of the Company, which are to improve the strength and profitability of Lydall and to protect and increase stockholder value through above-average, consistent performance.

The Committee’s executive compensation policies are designed to provide competitive levels of compensation that are closely integrated with the Company’s annual and long-term strategic goals. Lydall seeks to attract and retain the highest qualified executives by offering competitive levels of base compensation, as well as cash and stock-based incentive plans closely tied to the interests of its stockholders.

Senior executive compensation packages are intended to be consistent with those of executives in comparable positions with diversified manufacturers similar in size to Lydall. Because Lydall directly ties a large portion of its executive compensation to corporate performance, executives may be paid more in a year of particularly good results and less in a year of disappointing results.

The Committee believes that stock ownership by management serves to align management and stockholder interests. Therefore, the Company’s stock-based incentive plans are an important component of its executive compensation and are intended to retain and motivate executives to improve the long-term performance of the Company. The Committee also believes in aligning the cash bonus plan of the Company directly with the creation of stockholder value.

ELEMENTS OF COMPENSATION

The following describes each of the three components of Lydall’s executive compensation packages.

Base Salary.    Base salary is compared with the competitive median for diversified manufacturers of similar size, as reported by independently published compensation surveys. Annual salaries for senior executives are reviewed by the Committee periodically. Adjustments are based on changes in competitive pay levels and the Committee’s assessment of the senior executive’s overall performance.

Effective upon his hire date of July 1, 2003, David Freeman received an annual salary of $420,000. Effective January 1, 2003, the salaries of Mr. Skomorowski and Mr. Lynch were increased by 5 and 7.55 percent, respectively. Effective October 1, 2002, Mr. Grupinski’s salary was increased by 25 percent. On January 1, 2004, Mr. Franks’ salary was increased by 7 percent and Mr. Posa’s salary was increased by 2.5 percent.

Bonus Compensation.    The bonus portion of Lydall’s executive compensation is a key component of its total compensation packages.

Lydall has adopted an EVA concept as the framework for its financial management and incentive compensation system. EVA is a measure of financial performance that is closely correlated with changes in stock market value. EVA generally is the profit achieved after subtracting a charge for the use of capital from the Company’s net operating profit after taxes.

Lydall’s EVA Incentive Bonus Program (the “Program”) is based on incremental EVA improvements year-over-year. It rewards sound decision-making based on long-term sustainable growth. The objective of the Program is to create a strong incentive for Lydall’s employees to increase stockholder value by allowing them to share in a portion of the increase.

In 2003, most full-time salaried and hourly employees of the Company were eligible to participate in the Program. Salaried employees of EVA Centers, which are either individual operations or groups of related businesses of Lydall, receive bonuses based 70 percent on the performance of their specific EVA Center and 30 percent on the performance of Lydall on a consolidated basis. Hourly employees received bonuses based entirely on the performance of their specific EVA Center. Bonuses for employees of the Lydall Corporate Headquarters are based solely on the performance of Lydall on a consolidated basis.

Companywide, the amounts for individual awards range from 5 percent to 100 percent of base salary (“target percentage”) if pre-determined targets are met. The amount of the award, however, can be more or less if targets are exceeded or not met, respectively. In 2003, Mr. Freeman, Mr. Skomorowski, Mr. Franks and Mr. Posa had target percentages of 100, 90, 50 and 45 respectively. Mr. Grupinski and Mr. Lynch both had target percentages of 50 percent in 2003. As a result of the performance of their specific EVA centers during 2003, Messrs. Freeman, Skomorowski, Grupinski, Lynch, Franks and Posa received no bonuses.

In 2004, the Company removed its hourly employees from the EVA program and created site specific bonus incentive programs which are designed to encourage improved business practices within hourly employees’ direct control.

Stock Option Awards.    The Committee has granted stock options for the purpose of further linking executive compensation to long-term performance by facilitating appropriate levels of stock ownership by its executives. Option grants are based on comparison studies of executive stock ownership in other public companies similar in size to Lydall and individual performance. In addition to the senior executives named in the Summary Compensation Table, a significant number of Lydall’s managers participate in the Company’s stock option program.

Stock awards are granted at the prevailing market price on the grant date. Stock options will only appreciate in value if the Company’s stock price increases above the grant price. Generally, option awards vest over four years and individuals must be employed by the Company at the time of vesting in order to exercise the options. Mr. Freeman received a restricted stock award of 100,000 shares vesting equally over five years, upon his acceptance of the Chief Executive Officer role. Messrs. Grupinski, Lynch, Franks and Posa received option grants covering 30,000; 25,000; 20,000 and 5,000 shares, respectively, in 2003.

LIMITATION ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally denies a publicly held corporation, such as the Company, a federal income tax deduction for compensation in excess of $1 million per year paid or accrued for its chief executive officer or any of its four other most highly compensated executive officers. Certain “performance-based” compensation is not subject to the limitation on deductibility provided that certain stockholder approval and independent director requirements are met.

As no Company executive officer’s compensation exceeded $1 million per year, the Committee does not believe that the deductibility limitation is applicable. The Committee will continue to review the situation in light of the regulations and future events with the objective of achieving deductibility to the extent appropriate.

Roger M. Widmann, Chairman

W. Leslie Duffy

Suzanne Hammett

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

All members of the Compensation and Stock Option Committee are outside Directors. No executive officer of the Company has served as a Director or a member of a compensation committee of another company, where any member of the Compensation and Stock Option Committee is an executive officer. During 2003, Cahill Gordon & Reindel LLP, of which Director W. Leslie Duffy is a partner, was engaged by the Company to perform a minor amount of services.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the Company’s Common Stock that may be issued upon the exercise of options and rights under all of the Company’s existing equity compensation plans as of December 31, 2003 and other equity compensation granted without stockholder approval.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a) (#)	Weighted average exercise price of outstanding options, warrants and rights (b) ($)	Number of Securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c) (#)

Equity compensation plans approved by security holders	1,465,398	$12.4150	1,151,303

Equity compensation plans not approved by security holders (1)	75,000	$10.2767	0

Total:	1,540,398	$12.3109	1,151,303

(1)	Nonqualified stock option grants to Roger M. Widmann, Chairman of the Board (outside of the scope of the 1992 Plan). On January 12, 2000, an option covering 50,000 shares of the Company’s treasury stock was granted to Roger M. Widmann for his services as Chairman of the Board. On May 8, 2002, an option covering 25,000 shares of the Company’s treasury stock was granted to Roger M. Widmann for his services as Chairman of the Board. Pursuant to both Option Agreements, Mr. Widmann may purchase shares of Common Stock at an exercise price per share equal to the fair market value of the Common Stock on the date of grant ($7.375 in the case of the 50,000 shares and $16.08 in the case of the 25,000 shares). The grant of 50,000 options vested 25% on the date of the grant; 50% on December 31, 2000; 75% on December 31, 2001; and became fully vested on December 31, 2002. The grant of 25,000 options vested 50% on May 8, 2003 and will vest 100% on May 8, 2004. Vesting of options is conditioned on Mr. Widmann continuing in his role as Chairman. In the event of a change of control of the Company, unvested options would become immediately exercisable if Mr. Widmann served as Chairman prior to the change of control. The Board may accelerate vesting in its discretion. The vested options will expire ten years from the date of grant or three years from the date Mr. Widmann ceases to be a member of the Board, whichever is earlier. The options are not transferable, other than by will or the laws of descent and distribution.

PERFORMANCE GRAPH

The following graph compares the cumulative total return on the Company’s shares over the past five years with the cumulative total return on shares of companies comprising the Standard & Poor’s SmallCap 600 Index and the Russell 2000 Index. Cumulative total return is measured assuming an initial investment of $100 on December 31, 1998, including reinvestment of dividends.

Due to the diversity of niche businesses that Lydall participates in, it is difficult to identify a reasonable peer group or one industry or line-of-business index for comparison purposes. Thus, Lydall has chosen to compare its performance to the Standard & Poor’s SmallCap 600 Index and the Russell 2000 Index, both of which include Lydall as a constituent.

SUMMARY COMPENSATION TABLE

The following table shows the compensation either paid or awarded by the Company for each of the three years ended December 31, 2003, 2002 and 2001 to the Chief Executive Officer of the Company and each of the four other most highly compensated executive officers who were serving as executive officers as of December 31, 2003. Also included is R. S. Grupinski, Jr., a former executive officer.

		Annual Compensation				Long-Term Compensation
Name And Principal Position	Year	Salary ($)		Bonus ($)	Other Annual Compensation ($)(1)	Awards		Payouts
						Restricted Stock Awards ($)	Securities Underlying Options/SARs (#)	All Other Compensation ($)(2)

D. Freeman President, Chief Executive Officer	2003	259,505	(3)	0	7,219	1,121,000(4)	3,325(5)/0	14,111

C.R. Skomorowski Executive Vice President, Chief Operating Officer	2003 2002 2001	420,000 400,000 400,000		0 180,601 0	9,705 6,737 9,750	0 0 0	0/0 6,688/0 90,000/0	23,335 16,985 17,835

R.S. Grupinski, Jr.(6) Former Group President	2003 2002 2001	287,500 255,000 240,000		0 32,805 55,400	4,272 5,496 5,496	0 0 0	30,000(7)/0 0/0 50,000/0	13,517 14,542 11,642

K.G. Lynch(6) Former Group President	2003 2002 2001	285,000 265,000 265,000		0 93,218 0	7,903 10,141 10,141	0 0 0	25,000(7)/0 0/0 40,000/0	418,014 20,013 17,113

B.W. Franks, Jr. Subsidiary President	2003 2002 2001	217,500 217,500 192,500		0 21,154 0	4,961 24,173 14,463	0 0 0	20,000/0 0/0 25,000/0	15,988 36,609(8) 20,271(8)

J.M. Posa Vice President, General Manager	2003 2002 2001	192,045 182,900 175,312		0 16,000 0	0 0 0	0 0 0	5,000/0 0/0 12,000/0	8,830 8,193(9) 5,942(9)

(1)	None of the named executive officers received perquisites or other personal benefits, securities or property worth an aggregate dollar value that was greater than either $50,000 or 10 percent of his total annual salary and bonus, as reported above.

(2)	The items reported in the last column for 2003 include amounts paid to or on behalf of the named individuals by the Company for:

Defined Contribution Plan (401(k) Plan includes Profit Sharing Component):

D. Freeman ($3,150); C.R. Skomorowski ($8,000); R.S. Grupinski, Jr. ($7,000); K.G. Lynch ($8,000); B.W. Franks, Jr. ($8,000); and J.M. Posa ($8,000).

The Employee Stock Purchase Plan:

D. Freeman, ($0); C.R. Skomorowski ($600); R.S. Grupinski, Jr. ($575); K.G. Lynch ($600); B.W. Franks, Jr. ($0); and J.M. Posa ($0).

Life Insurance Premiums:

D. Freeman, ($10,961); C.R. Skomorowski ($14,735); R.S. Grupinski, Jr. ($5,942); K.G. Lynch ($11,413); B.W. Franks, Jr. ($7,988); and J.M. Posa ($830).

Separation Pay:

K.G. Lynch ($398,001).

(3)	Mr. Freeman became employed by the Company on July 1, 2003 as President and Chief Executive Officer. In 2003, $49,505 of the $259,505 reported as salary was paid to Mr. Freeman as director fees and consulting fees prior to his becoming an employee.

(4)	As of the close of business on December 31, 2003, Mr. Freeman held 100,000 non-vested restricted shares valued at $1,019,000. The value was calculated by multiplying the market price of Lydall Common Stock on December 31, 2003 by the number of restricted shares held on that date. Mr. Freeman will vest in 20,000 shares each year on July 1, 2004, 2005, 2006, 2007 and 2008. The value as of the date of grant was $1,121,000. No dividends are planned to be paid by the Company on its outstanding Common Stock at this time.

(5)	Options were granted to Mr. Freeman while he was a Director in 2003. No options were granted to him during his time as an employee.

(6)	Mr. Lynch left the Company at the end of 2003. Mr. Grupinski left the Company on December 15, 2003.

(7)	Options granted in 2003 to Mr. Grupinski and Mr. Lynch were cancelled upon their departure from the Company.

(8)	In 2002 and 2001, Mr. Franks received relocation expense reimbursements of $21,887 and $9,655, respectively, in connection with moves in those years. Other amounts paid on behalf of Mr. Franks by the Company in 2002 and 2001, respectively, include Defined Contribution Plan of $8,000 and $5,100; the Employee Stock Purchase Plan of $200 and $400; and Life Insurance Premiums of $6,522 and $5,116.

(9)	Amounts paid on behalf of Mr. Posa by the Company in 2002 and 2001, respectively, include Defined Contribution Plan of $7,315 and $5,100; and Life Insurance Premiums of $878 and $842.

PLAN DESCRIPTIONS

DEFINED BENEFIT PENSION PLAN

The Company provides a noncontributory, “career average” defined benefit pension plan (the “Pension Plan”) to most salaried employees. The Pension Plan provides that benefits, in the amount of 2 percent of the participant’s annual eligible earnings (subject to limitations imposed by the Internal Revenue Code), will accrue annually. The Pension Plan benefits are not determined primarily by final or average final compensation. The Company pays the entire cost of the Pension Plan, which is administered by a committee appointed by the Board of Directors.

A participant’s compensation, for purposes of determining pension benefits, is the participant’s W-2 compensation (less bonus and other similar compensation payments) plus pretax employee contributions to the pretax plans of Lydall.

The normal retirement age under the Pension Plan is 65 and actuarially reduced benefits are available at age 55 if the participant has ten years of service. Messrs. Freeman, Skomorowski, Franks and Posa are expected to receive annual benefits upon retirement at normal retirement age (assuming they work until age 65 and receive salary increases of 4.5 percent per year) in the amounts of $29,685, $127,890, $145,328, and $73,328, respectively. Messrs. Grupinski and Lynch will receive annual benefits of $32,142 and $33,585, respectively, upon reaching their normal retirement age. These amounts are not subject to any reductions for Social Security benefits or for any other offset amounts.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

The Company has a supplemental retirement plan intended to provide retirement benefits supplementing those provided under other Company-related retirement plans to certain officers. Mr. Skomorowski is a participant. Upon retirement, and for a period of up to fifteen years, a participant is entitled to receive a monthly retirement benefit. That benefit is limited to a maximum of 60 percent of the participant’s final average pay, less the participant’s benefits (attributable to Company contributions) under all of the Company’s qualified plans. Participants are deemed vested in the supplemental benefits when they have attained age 55 and the sum of their age and service equals or exceeds 70. No participant named in the Summary Compensation Table is vested. Mr. Skomorowski is estimated to receive annual benefits upon retirement at normal retirement age in the amount of $235,763.

STOCK OPTION TABLES

The following table provides information regarding stock options granted during 2003 to the named executive officers listed in the Summary Compensation Table. In accordance with Securities and Exchange Commission rules, the values assigned to each reported option are shown using gains based on assumed rates of annual compound stock price appreciation of 5 percent and 10 percent from the date the options were granted over the full option term. In assessing these values, it should be kept in mind that no matter what theoretical value is placed on a stock option on the date of grant, its ultimate value will be dependent on the market value of the Company’s stock at a future date, and that value will depend on the efforts of such executives to foster the future success of the Company for the benefit of not only the executives, but all stockholders.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
Name	Number of Securities Underlying Options/SARs Granted (#)	% of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise of Base Price ($/Sh)	Expira- tion Date	5% ($)	10%($)

D. Freeman	3,325(2)/0	1.17/0	8.85	5/7/13	18,506	46,898

C.R. Skomorowski	0/0	0/0	0	—	0	0

R.S. Grupinski, Jr.	30,000(3)/0	10.55/0	11.46	**	0	0

K.G. Lynch	25,000(3)/0	8.79/0	11.46	**	0	0

B.W. Franks, Jr.	20,000(4)/0	7.04/0	11.46	10/21/13	144,143	365,285

J.M. Posa	5,000(4)/0	1.76/0	11.46	10/21/13	36,036	91,321

(1)	These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions.

(2)	Of the 3,325 shares, 3,000 are exercisable at the rate of 25 percent per year commencing 5/8/04; the remaining 325 shares are exercisable at the rate of 33 percent per year commencing 5/8/04.

(3)	Because this former officer terminated prior to the vesting of any of these options, they were automatically canceled upon termination.

(4)	Exercisable at the rate of 25 percent per year commencing 10/22/04.

All options expire in ten years and vesting is accelerated upon a Change of Control.

The following table shows stock option exercises by the named executive officers during 2003, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2003. Also reported are the values for “in-the-money” options, which represent the positive spread between the exercise price of any such existing stock options and the market price of Lydall’s Common Stock on December 31, 2003.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

AND FY-END OPTION/SAR VALUES

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End	Value of Unexercised In-the-Money Options/SARs at FY-End
Name			Exercisable/ Unexercisable (#)	Exercisable/ Unexercisable ($)

D. Freeman	0	0	19,482/8,450	1,724/4,474

C.R. Skomorowski	0	0	189,023/70,016	94,669/41,756

R.S. Grupinski, Jr.	0	0	73,250/0	36,925/0

K.G. Lynch	3,000	10,125	69,750/0	35,225/0

B.W. Franks, Jr.	4,000	13,500	51,875/38,125	22,216/12,741

J.M. Posa	0	0	16,125/12,875	10,867/4,982

TRANSACTIONS WITH MANAGEMENT

The Company has entered into a replacement employment agreement with Mr. Skomorowski dated October 2, 2003, and an agreement with Mr. Franks dated March 1, 2000, as amended on August 1, 2000. These agreements provide, among other things, for benefits in the event of the termination of the employee by the Company other than for “cause” (as defined in the agreements) or by the employee for “good reason” (as defined in the agreements).

For Mr. Frank’s agreement, if a termination is without “cause” or for “good reason,” and does not occur within twelve months following a “Change of Control” of the Company, the termination benefits would include: (i) a severance benefit equal to the sum of his annual base salary and the average of the three annual incentive bonuses earned in the three years preceding termination, paid over twelve months; (ii) continued coverage under the Company’s medical, dental and life insurance plans for up to twelve months, subject to any required employee contributions; and (iii) outplacement services.

Mr. Skomorowski’s agreement provides that termination under the same circumstances would include the following benefits: (i) a severance benefit equal to two times the sum of his annual base salary and average annual incentive bonus, payable in a lump sum; (ii) continued coverage under the Company’s medical, dental, life insurance, and long-term disability plans, if commercially available, for eighteen months, subject to any required employee contributions; (iii) supplemental benefits under the Company’s tax-qualified pension plan and supplemental executive retirement plan as if he had eighteen additional months of service; (iv) outplacement services; (v) car allowance; and (vi) tax gross-up, for benefits subject to excise tax, if any.

If a termination without “cause” or for “good reason” occurs within twelve months following a “Change of Control” of the Company, the termination benefits would include for Mr. Franks: (i) a severance benefit equal to two times the sum of his annual base salary and average annual incentive bonus, payable in a lump sum; (ii) a pro-rata portion of his maximum bonus opportunity for the year of termination of employment; (iii) continued coverage under the Company’s medical, dental, life insurance and (if reasonably commercially available) long-term disability plans for up to twenty-four months, subject to any required employee contributions; (iv) supplemental benefits under the Company’s tax-qualified pension plan as if he had two additional years of service; (v) vesting in stock options and restricted stock; and (vi) certain other benefits.

Mr. Skomorowski’s agreement provides that, if such a termination were to occur within twelve months following a “Change of Control” of the Company, the termination benefits would include: (i) a severance benefit equal to three times the sum of his annual base salary rate and average annual incentive bonus, payable in a lump sum; (ii) a pro-rata portion of his maximum bonus opportunity for the year of termination of employment; (iii) continued coverage under the Company’s medical, dental, life insurance and, if commercially available, long-term disability plans for up to thirty-six months, subject to any required employee contributions; (iv) supplemental benefits under the Company’s tax-qualified pension plan and supplemental executive retirement plan as if he had three additional years of service; (v) vesting in stock options and restricted stock; and (vi) certain other benefits. If any payments or benefits for Mr. Skomorowski are subject to the federal excise tax on “excess parachute payments,” Mr. Skomorowski will receive, under his employment agreement, an additional payment in an amount designed to put him in the same after-tax position as if the excise tax had not been imposed.

The employment agreements define a “Change of Control” to mean: (i) the acquisition by a third party of at least 25 percent of the total voting power of all classes of the Company’s stock; (ii) the election to the Board of a majority of Directors who were not approved by a majority of current Directors; or (iii) a shareholder approved plan of complete liquidation, an agreement for the sale or other disposition of all or substantially all of the assets of the Company, or an agreement for the merger or consolidation of the Company resulting in substantially new ownership.

Pursuant to an employment agreement between the Company and Mr. Lynch, upon Mr. Lynch’s termination from the Company, he began receiving: (i) a severance benefit equal to the sum of Mr. Lynch’s base salary paid over twelve months and the average of three annual incentive bonuses earned by him in 2000, 2001 and 2002 paid in a lump sum; (ii) continued coverage under the Company’s medical, dental and life insurance plans for twelve months; and (iii) outplacement services.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers, directors, persons who own more than ten percent of a registered class of the Company’s equity securities and certain entities associated with the foregoing (“Reporting Persons”) to file reports of ownership and changes in ownership on Forms 3, 4 and 5 (“Beneficial Ownership Reports”) with the Securities and Exchange Commission (the “SEC”). These Reporting Persons are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5, and amendments thereto, that they file with the SEC. Based solely on its review of the copies of such forms it has received, the Company believes that, with respect to the fiscal year ended December 31, 2003, all of the Reporting Persons complied with all applicable filing requirements, except that Beneficial Ownership Reports for the following persons with respect to the following transactions occurring under the 2003 Plan were inadvertently not filed timely: (i) the automatic awards, effective as of May 8 (two separate transactions each) of nonqualified stock options to each person serving as an outside Director of the Company as of such date; (ii) the retainer paid in the form of unrestricted stock to each person serving as an outside Director of the Company as of December 31, 2003 (one transaction each); and (iii) the discretionary awards, effective as of October 22, 2003 (one transaction each), of stock options to Messrs. Smith, Grupinski and Lynch and Ms. Tremblay. The delinquent filings were the result of administrative errors at the Company and were not the fault of any of the Directors or executives; they were corrected by subsequent disclosure in Form 4’s or Form 5’s filed after the end of the fiscal year.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

Proposals of stockholders of the Company that are intended to be presented at the Annual Meeting to be held in 2005, and which stockholders desire to have included in the Company’s proxy materials relating to such meeting, must be received by the Company no later than November 15, 2004, which is 120 calendar days prior to the first anniversary of the mailing date for this year’s proxy statement, and must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement for that meeting.

Under the Company’s bylaws, no business, including the nomination of persons for election to the Board of Directors of the Company, may be brought before an Annual Meeting of Stockholders, except as set forth in the notice of the meeting or as otherwise brought before the meeting by, or at the direction of, the Board of Directors or by a stockholder who has delivered a timely written notice to the Company containing certain specified information. The notice must contain certain specified information about each item of business that the stockholder proposes for consideration or with respect to each person whom the stockholder proposes to nominate for election or reelection as a Director, whichever the case may be. These requirements are separate and distinct from, and are in addition to, the SEC requirements (described above) that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement. To be timely under the Company’s bylaws, a stockholder’s notice for the 2005 Annual Meeting must be received by the Company on or before February 21, 2005, but no earlier than January 22, 2005 (the “Bylaw Deadline”), which is the period not less than sixty days, nor more than ninety days prior to the first anniversary of this year’s Annual Meeting.

Any stockholder proposal or nomination which does not comply with the procedures set forth in the bylaws (including the Bylaw Deadline) will be disregarded and the stockholder will not be permitted to present the proposal at the Annual Meeting to be held in 2005. A copy of the bylaw provisions discussed in this paragraph have previously been filed as Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q dated November 12, 1999 and may be obtained by writing to the Company at its principal executive offices located at One Colonial Road, P.O. Box 151, Manchester, Connecticut 06045-0151, Attention: Vice President, General Counsel and Corporate Secretary.

OTHER MATTERS

The Board of Directors does not know of other matters which may come before the meeting. However, if other matters are properly presented at the meeting, it is the intention of the proxy committee to vote, or otherwise to act, in accordance with their judgment on such matters.

Copies of the Company’s Annual Report on Form 10-K for the fiscal year 2003 will be provided without charge, upon request. Requests may be directed to: Vice President, General Counsel and Corporate Secretary, Lydall, Inc., One Colonial Road, P.O. Box 151, Manchester, Connecticut 06045-0151.

Appendix A

LYDALL, INC.

AUDIT REVIEW COMMITTEE CHARTER

Purpose

The primary purpose of the Audit Review Committee (the “Committee”) shall be to assist the Board of Directors (the “Board”) in fulfilling its responsibility to oversee the integrity of the Company’s financial reporting process, including the performance of the Company’s systems of internal accounting and financial controls, the Company’s internal audit function, the outside auditors’ qualifications and independence, the Company’s process for monitoring compliance with applicable legal, regulatory and ethics programs, and the annual independent audit of the Company’s financial statements. A purpose of the Committee shall also be to prepare the Audit Review Committee Report to be included in the Company’s proxy statement for the annual meeting of stockholders and any other meeting of stockholders at which members of the Board are to be elected.

In discharging its oversight role, the Committee shall have the power to investigate any matter that comes to its attention, with full access to all books, records, facilities and personnel of the Company. The Committee shall also have the power to retain (at the Company’s expense) outside counsel, auditors or other advisors as it determines necessary to carry out its purposes and to determine the engagement terms and fees of such outside counsel, auditors and other advisors. The outside auditors are ultimately accountable to the Committee and shall report directly to the Committee.

The Committee shall review the adequacy of this Charter on an annual basis and recommend any proposed changes to the Board for approval.

Membership

The Committee shall comprise not less than three (3) members of the Board, each of whom shall be independent as defined below. The Committee’s composition will meet the requirements of the listing standards of the New York Stock Exchange and all applicable federal securities laws. No member of the Committee shall serve on the audit committee of more than two other public companies.

The members of the Committee shall be appointed by the Board, on the recommendation of the Corporate Governance Committee, and shall be subject to removal by the Board.

Independence

Committee members shall meet the standards for independence of the New York Stock Exchange and any applicable federal securities law.

Financial Expertise and Experience

At least one (1) member of the Committee shall be an “audit committee financial expert” as defined in rules promulgated by the Securities and Exchange Commission. All members of the Committee shall be financially literate, as defined in the listing standards of the New York Stock Exchange.

Key Responsibilities

The Committee’s job is one of oversight. The Company’s management is responsible for preparing the Company’s financial statements and the outside auditors are responsible for auditing those financial statements. The Committee is not responsible for planning or conducting audits or determining that the Company’s financial statements are complete and accurate or in accordance with generally accepted accounting principles and applicable rules and regulations.

Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the outside auditors’ work.

The Committee shall meet at least four times per year, or more often as necessary to perform the duties and responsibilities of the Committee as set forth herein. The Committee shall report to the Board at its next meeting after each Committee meeting.

The following are functions of the Committee in carrying out its oversight function.

1.    Selection and Compensation of the Outside Auditors

The Committee shall have the sole authority and direct responsibility to select, evaluate and, where appropriate, replace the outside auditors. In connection therewith, the Committee is responsible for determining the engagement terms and fees of the outside auditors and for resolving disputes between management and the outside auditors regarding financial reporting.

2.    Pre-Approval of Audit and Non-Audit Services

All auditing services provided to the Company by the outside auditors shall be pre-approved by the Committee.

Additionally, the Committee or one or more of its members shall review any non-audit services provided to the Company by its outside auditors and, except for certain de minimis services to the extent permitted by law1, shall pre-approve any such non-audit services. The Committee shall be responsible for determining the engagement terms and fees of any non-audit services to be provided by the outside auditors. The Committee shall not approve the engagement of the Company’s outside auditors to perform any non-audit services that are prohibited by Section 10A(g) of the Securities Exchange Act of 1934, as amended, or any rules promulgated thereunder.

The decisions of any member of the Committee to whom authority is delegated to approve any activity by the outside auditors shall be presented to the full Committee at its next meeting.

The Committee shall consider whether the outside auditors’ performance of any proposed non-audit services is compatible with the outside auditors’ independence.

1.    Meetings with and Reports from Outside Auditors and Internal Auditors

a)    The Committee shall periodically meet with management, the internal auditors and the outside auditors in separate executive sessions.

b)    The Committee shall review and discuss with management and the outside auditors the audited financial statements and related footnotes and the Management’s Discussion and Analysis to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of the Form 10-K). Such review and discussion shall include the analysis and judgment of management and the outside auditors about the appropriateness and quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. In addition, the Committee shall review and consider with the management and outside auditors the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61. The Committee shall recommend to the Board whether, based on the review and discussions described herein, the financial statements should be included in the Company’s Annual Report on Form 10-K.

c)    The Committee shall review and discuss with management and the outside auditors the Company’s interim financial results to be included in the Company’s quarterly reports to be filed with the Securities and Exchange Commission. This review will occur prior to each filing by the Company of its Quarterly Report on Form 10-Q.

[1]	De minimis services are defined in Section 202 of the Sarbanes-Oxley Act (Section 10A(i)(1)(B) of the Securities Exchange Act) as services that meet the following criteria: (1) all such services must in the aggregate constitute no more than 5% of the revenues paid by the company to the outside auditor; (2) such services must not have been recognized by the company as non-audit services at the time of the engagement for such services and (3) such services are brought to the attention of the audit committee (or one or more members of the committee to whom the approval of such services has been delegated) and are approved by the committee or such member(s) before the completion of such services.

d)    The Committee shall review and discuss with management and the outside auditors the accounting policies and assumptions which may be viewed as critical, the alternative treatments of financial information within generally accepted accounting principles that the outside auditors have discussed with management, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the outside auditors. The Committee shall review and discuss with management and the outside auditors any significant changes in the accounting policies of the Company and accounting and financial reporting pronouncements and proposed rules that may have a significant impact on the Company’s financial reports.

e)    The Committee shall review and discuss with the management and the outside auditors:

i    any financial or non-financial arrangements of the Company which do not appear on the financial statements of the Company but are necessary to understand how significant aspects of the Company’s business are conducted; and

ii    material transactions or courses of dealing with parties related to the Company.

f)    The Committee will meet with the internal auditors to discuss and review summaries of significant reports to management prepared by them, such as those detailing audit problems or difficulties, if any, and management’s responses thereto.

g)    At least annually, the Committee shall obtain and review a report by the outside auditors describing the following:

i    the outside auditors’ internal quality control procedures; and

ii    any material issues raised by the most recent internal quality control review, or peer review of the outside auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five (5) years respecting one (1) or more independent audits carried out by the outside auditors, and any steps taken to deal with any such issues.

The Committee shall evaluate the qualifications, performance and independence of the outside auditors and the lead audit partner (including the rotation of the lead audit partner) and present the conclusions of the Committee to the entire Board. In evaluating the outside auditors, the Committee shall consider whether it is appropriate to rotate outside auditing firms.

h)    The Committee shall:

i    request from the outside auditors annually, a formal written statement delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard Number 1;

ii    discuss with the outside auditors any such disclosed relationship and its impact on the outside auditors’ independence; and

iii    determine any appropriate action in response to the outside auditors’ report to satisfy itself of the auditors’ independence.

i)    The Committee shall meet separately with the outside auditors, with and without management present, to discuss the results of their audits, including any audit problems or difficulties and management’s response, as well as the responsibilities, budget and staffing of the Company’s internal audit function.

j)    The Committee shall review and discuss with management, the outside auditors and the Company’s Chief Financial Officer, the adequacy and effectiveness of the Company’s internal controls, including the Company’s legal and regulatory compliance programs and the Company’s code of ethics for senior financial officers. The Committee shall review and discuss the Company’s legal and regulatory compliance programs with the Company’s General Counsel.

k)    The Committee shall review and discuss the Company’s guidelines and policies to govern the process by which risk assessment and risk management is undertaken and its programs for monitoring and controlling major financial risks.

l)    The Committee shall review and discuss with the Company’s Chief Executive Officer and Chief Financial Officer their evaluation of the Company’s disclosure controls and procedures.

Other Matters

1.    Legal Proceedings and Contingent Liabilities

The Committee shall review with management material and pending or overtly threatened legal proceedings involving the Company and other material contingent liabilities.

2.    Press Releases and Information Provided to Analysts and Ratings Agencies

The Committee shall discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies. Such discussion may be done generally (through a discussion of the types of information to be disclosed and the types of presentations to be made). In addition, the Committee may delegate the review of individual press releases or presentations to the Committee’s Chairman or another member of the Committee.

3.    Proxy Statement Report

The Committee shall prepare the Audit Review Committee Report required by the rules of the Securities and Exchange Commission to be included in the Company’s proxy statement for the election of members of the Board of Directors. The report will address all issues required by the Securities and Exchange Commission.

4.    Procedures for Employee Complaints and Concerns

The Committee shall establish procedures for:

a)    the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

b)    confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

5.    Hiring Practices for Employees of Outside Auditor

The Committee shall set clear hiring practices for employees or former employees of the outside auditors.

6.    Annual Self-Evaluation

The Committee shall perform an annual self-evaluation to determine the extent to which it fulfilled its obligations as described in this Charter or otherwise required by applicable listing standards, regulations or law.